                                 SECURITIES AND EXCHANGE COMMISSION
                                      Washington, D.C.  20549

                                            FORM 8-K

                                         CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) of the Securities Exchange Act OF 1934



     Date of Report   February 10, 2000



    First West Virginia Bancorp, Inc.
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    (Exact name of registrant as specified in its charter)




    West Virginia                        1-13652                  55-6051901
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(State or other jurisdiction of        (Commission             (I.R.S.Employer
incorporation or organization)          File No.)            Identification No.)



      1701 Warwood Avenue
    Wheeling, West Virginia                                    26003
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(Address of principal executive offices)                     (Zip Code)


Registrant's telephone number, including area code: (304) 277-1100
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                                     N/A
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             (Former name, former address and former fiscal year,
                        if changed since last report)

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Item 5.   Other Events

At the regular meeting of the Board of Directors of First West Virginia Bancorp, Inc. on February 8, 2000, Ronald L. Solomon announced his resignation as Vice Chairman, President and Chief Executive Officer of First West Virginia Bancorp, Inc. (the "Holding Company") and as Vice Chairman and Chief
Executive Officer of Progressive Bank, N.A. and as Vice Chairman of Progressive Bank, N.A. - Buckhannon, subsidiaries of the Holding Company, effective March 31, 2000. By resolution of the Board of Directors of the Holding Company made at that meeting, the Board of Directors accepted the resignation of Mr. Solomon, acknowledging his 21 years of service to the Holding Company and its subsidiary banks and recognizing his good success and leadership. In conformity with the existing succession plans of the Holding Company, the Board of Directors also announced that Charles K. Graham, currently serving as Executive Vice-President of the Holding Company, will assume the position of President and Chief Executive Officer of the Holding Company effective April 1, 2000. The Board also announced that Beverly A. Barker, currently serving as Senior Vice-President and Treasurer of the Holding Company, will assume the position of Executive Vice-President and Treasurer of the Holding Company effective April 1, 2000.



                                SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                         First West Virginia Bancorp, Inc.
                                         --------------------------------
                                                    (Registrant)

Date: February 10, 2000                  By: /s/ Laura G. Inman
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                                                 Laura G. Inman
                                                 Chairman / Director